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                                                                    EXHIBIT 10.1

              1998 STOCK OPTION PLAN WITH FORM OF OPTION AGREEMENT

                           PLENUM COMMUNICATIONS, INC.

                             1998 STOCK OPTION PLAN


           This 1998 Stock Option Plan ("Plan") provides for the grant of options to acquire shares of common stock, .001 par value ("Common Stock") of PLENUM COMMUNICATIONS, INC., a Minnesota corporation ("Company"). Stock options granted under this Plan are referred to in this Plan as "Options." Options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), are referred to in this Plan as "Incentive Stock Options." Options granted under this Plan that do not qualify under Section 422 of the Code are referred to as "Nonqualified Stock Options."


1.0        PURPOSES

           1.1 The purposes of this Plan are (i) to retain the services of a management team, qualified employees of the Company and non-employee advisors or consultants as the Plan Administrators shall select in accordance with this Plan; (ii) to retain the services of valued non-employee directors pursuant to
Section 5.15 below; (iii) to provide these persons with an opportunity to obtain or increase a proprietary interest in the Company, to provide incentives for effective service and high-level performance, to strengthen their incentive to achieve the objectives of the shareholders of the Company; and (iv) to serve as an aid and inducement in the hiring or recruitment of new employees, consultants, non-employee directors and other persons needed for future operations and growth of the Company. Employees, non-employee advisors and consultants are referred to in this Plan as "Service Providers."


2.0        ADMINISTRATION

           2.1 This Plan shall be administered by, or in accordance with the recommendation of, the Board of Directors of the Company ("Board"). The Board may, in its discretion, establish a committee composed of two or more members of the Board to administer this Plan ("Committee") which may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Committee shall have the powers and authority as the Board may delegate to it, including the power and authority to interpret any provision of this Plan or of any Option. The members of the Committee shall serve at the discretion of the Board. The Board, and/or the Committee if one has been established by the Board, are referred to in this Plan as the "Plan Administrators."

           2.2 Following registration of any of the Company's securities under
Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Plan Administrators shall not take any action which is not in full compliance with the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3, as amended, or any successor rule or rules, and any other rules or regulations of the Securities and Exchange Commission, a national exchange, the Nasdaq Stock Market, the NASD Bulletin Board, or any other applicable regulatory authorities, and any such action shall be void and of no effect.


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           2.3 Except as limited by Section 5.15 below, and subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority, in their absolute discretion, to (i) construe and interpret this Plan; (ii) define the terms used in this Plan; (iii) prescribe, amend and rescind rules and regulations relating to this Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (v) select the Service Providers to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Nonqualified Stock Option; (vi) determine the time or times at which Options shall be granted under this Plan; (vii) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (viii) determine all other terms and conditions of Options; (ix) approve the forms of agreement to be used under the Plan; (x) to determine the "Fair Market Value", as defined in
Section 2.4 below; (xi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by the Option shall have declined since the date the Option was granted; (xii) to institute a program whereby outstanding options are surrendered in exchange for options with a lower exercise price; (xiii) to provide financial assistance to Optionees in the exercise of their outstanding options by allowing the individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with the exercise; (xiv) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise of an Option that number of shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have shares withheld for this purpose shall be made in such form and under such conditions as the Plan Administrators may deem necessary or advisable; (xiv) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Plan Administrators; and (xv) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries. None of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant.

           2.4 "Fair Market Value" shall be deemed to be, as of any date, the value of Common Stock determined as follows:

                     (i) If the Common Stock is listed on any established stock exchange or a national market system, or if the principal market for the Common Stock is the over-the-counter market, including without limitation Nasdaq NMS or Nasdaq SmallCap of the Nasdaq Stock Market, as the case may be, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day immediately preceding the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the principal market for the Common Stock is the NASD Electronic Bulletin Board or other over-the-counter market other than Nasdaq NMS or Nasdaq SmallCap of the Nasdaq Stock Market, its Fair Market Value shall be the mean between the closing bid and asked quotations for the Common Stock for the 20 trading days last preceding the date of conversion.

                     (ii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.


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3.0        ELIGIBILITY

           3.1 Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any parent, subsidiary or other corporation permitted by the Code, including employees who are directors of the Company ("Employees"). Nonqualified Stock Options may be granted to Service Providers as the Plan Administrators shall select, and to non-employee directors of the Company pursuant to the formula set forth in
Section 5.15 below. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options. Any person to whom an Option is granted under this Plan is referred to as an "Optionee."


4.0        NUMBER OF SHARES AVAILABLE

           4.1 The Plan Administrators are authorized to grant Options to acquire up to a total of Fifteen Million (15,000,000) shares of the Company's authorized but unissued, or reacquired, Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth below in Section 5.14. If any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under this Plan.


5.0        TERMS AND CONDITIONS OF OPTIONS

           5.1 Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrators ("Agreement"). Agreements may contain such additional provisions, not inconsistent with this Plan, as the Plan Administrators in their discretion may deem advisable. All Options also shall comply with the following requirements.

           5.2 Number of Shares and Type of Option. Each Agreement shall state the number of shares of Common Stock to which it pertains and designate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. In the absence of action or designation to the contrary by the Plan Administrators in connection with the grant of an Option, all Options shall be Nonqualified Stock Options. The aggregate Fair Market Value, determined at the Date of Grant, as defined below, of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year, granted under this Plan and all other Incentive Stock Option plans of the Company, a related corporation or a predecessor corporation, shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any Option which exceeds the annual limit shall not be void but rather shall be a Nonqualified Stock Option.

           5.3 Date of Grant. Each Agreement shall state the date the Plan Administrators have deemed to be the effective date of the Option for purposes of, and in accordance with, this Plan ("Date of Grant").

           5.4 Option Price. Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrators at whatever price the Plan


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Administrators may determine in the exercise of its sole discretion; provided, that the per share exercise price for any Option granted following the effective date of registration of any of the Company's securities under the Exchange Act shall not be less than the Fair Market Value per share of the Common Stock at the Date of Grant as determined by the Plan Administrators in good faith; provided further, that with respect to Incentive Stock Options granted to greater than 10 percent shareholders of the Company, as determined with reference to Section 424(d) of the Code, the exercise price per share shall not be less than 110 percent of the Fair Market Value per share of the Common Stock at the Date of Grant; and, provided further, that Incentive Stock Options granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted Option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

           5.5 Duration of Options. At the time of the grant of the Option, the Plan Administrators shall designate, subject to paragraph 5.8 below, the expiration date of the Option, which date shall not be later than 10 years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five years from the Date of Grant. In the absence of action to the contrary by the Plan Administrators in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Plan shall expire 10 years from the Date of Grant.

           5.6 Vesting Schedule. No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrators at the time of grant of the Option; provided, that if no vesting schedule is specified at the time of grant or in the Agreement, the entire Option shall vest according to the following schedule:

    NUMBER OF YEARS                                     PERCENTAGE OF TOTAL OPTION
FOLLOWING DATE OF GRANT                                     TO BE EXERCISABLE
           1                                                       25%
           2                                                       50%
           3                                                       75%
           4                                                       100%

           5.7 Acceleration of Vesting. The vesting of one or more outstanding Options may be accelerated by the Plan Administrators at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described below in Section 5.14.

           5.8       Term of Option.

           5.8.1 Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrators; (ii) the expiration of 30 days from the date of an Optionee's termination of employment, contractual or director relationship with the Company or any Related Corporation for any reason whatsoever other than death or Disability, as defined below, unless, in the case of a Nonqualified Stock Option, the exercise period is otherwise defined by terms of an agreement with Optionee entered into prior to the effective date of the Plan, or the exercise period is extended by the Plan Administrators until


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a date not later than the expiration date of the Option; or (iii) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of an Optionee's employment, contractual or director relationship with the Company or any Related Corporation by reason of Disability (as defined below) unless, in the case of a Nonqualified Stock Option, the exercise period is extended by the Plan Administrators until a date not later than the expiration date of the Option. If an Optionee's employment, contractual or director relationship with the Company or any Related Corporation is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. "Disability" shall mean that a person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. The Plan Administrators shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrators. Upon making a determination of Disability, the Committee shall, for purposes of the Plan, determine the date of an Optionee's termination of employment, contractual or director relationship.

           5.8.2 Unless accelerated as set forth above, unvested Options shall terminate immediately upon termination of Optionee's employment, contractual or director relationship with the Company or any Related Corporation for any reason whatsoever, including death or Disability. If, in the case of an Incentive Stock Option, an Optionee's relationship with the Company changes (e.g., from an employee to a non-employee, such as a consultant, or a non-employee director), such change shall not necessarily constitute a termination of an Optionee's contractual relationship with the Company but rather the Optionee's Incentive Stock Option shall automatically be converted into a Nonqualified Stock Option. For purposes of this Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence as determined by the Plan Administrators. The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

           5.8.3 Unvested Options shall terminate immediately upon any material breach, as determined by the Plan Administrators, by Optionee of any employment, non-competition, non-disclosure or similar agreement by and between the Company and Optionee.

           5.9 Exercise of Options. Options shall be exercisable, either all or in part, at any time after vesting, until the Option terminates for any reason set forth under this Plan, unless the exercise period is extended by the Plan Administrators until a date not later than the expiration date of the Option. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than ten thousand (10,000) shares, as adjusted pursuant to Section 5.14 below, may be exercised; provided, that if the vested portion of any Option is less than ten thousand (10,000) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one share, it is unexercisable. Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in this Plan. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to


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any Optionee, or to his personal representative, until the aggregate exercise price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

           5.10 Payment upon Exercise of Option. Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier's check. In addition, upon approval of the Plan Administrators, an Optionee may pay for all or any portion of the aggregate exercise price by (i) delivering to the Company shares of Common Stock previously held by Optionee which have been owned by Optionee for more than six
(6) months on the date of surrender; (ii) having shares withheld from the amount of shares of Common Stock to be received by the Optionee; (iii) delivery of an irrevocable subscription agreement obligating the Optionee to take and pay for the shares of Common Stock to be purchased within eighteen months of the date of exercise, to be accompanied by a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with the exercise; (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (v) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement; or (vi) such other consideration and method of payment for the issuance of shares to the extent permitted by Applicable Laws. The shares of Common Stock received or withheld by the Company as payment for shares of Common Stock purchased upon the exercise of Options shall have a Fair Market Value at the date of exercise (as determined by the Plan Administrators) equal to the aggregate exercise price (or portion thereof) to be paid by the Optionee upon such exercise.

           5.11 Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until such Optionee becomes a record holder of the shares, irrespective of whether such Optionee has given notice of exercise. Subject to the provisions of Section 5.14 of this Plan, no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Optionee has given notice of exercise.

           5.12 Transfer of Option. Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner, whether by operation of law or otherwise, other than by will or by applicable laws of descent and distribution or, with respect to Nonqualified Stock Options, pursuant to a domestic relations order, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

           5.13      Securities Regulation and Tax Withholding.

           5.13.1 Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon


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which such shares may then be listed. The issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

           5.13.2 As a condition to the exercise of an Option, in order to comply with federal or state securities laws the Plan Administrators may require the Optionee to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrators, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrators also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

           5.13.3 As a condition to the exercise of any Option granted under this Plan, the Optionee shall make such arrangements as the Plan Administrators may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. Alternatively, the Plan Administrators may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon such exercise from any payment of any kind due to the Grantee. Without limitation, at the discretion of the Plan Administrators, the withholding obligation may be satisfied by the withholding or delivery of shares of Common Stock.

           5.13.4 The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrators, until the Plan Administrators are satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

           5.14   Stock Dividend, Reorganization or Liquidation.

           5.14.1 If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrators shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock and/or the exercise price per share so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4.0 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrators, the Company or the Company's shareholders.


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           5.14.2 If the Company is liquidated or dissolved, the Plan
Administrators shall allow the holders of any outstanding Options to exercise all or any part of the unvested portion of the Options held by them; provided, however, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Option holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

           5.14.3 The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrators, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

           5.14.4 The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

           5.15   Option Grants to Non-Employee Directors.

           5.15.1 Automatic Grants. Upon the initial appointment of a Non-Employee Director, as defined below, the Plan Administrators are authorized to grant initial Options ("Initial Options") to each Non-Employee Director in such amounts and upon such terms, provisions and vesting schedule as determined in the sole discretion of the Plan Administrators. After the Initial Options are fully vested, or in the event no Initial Options are granted to a Non-Employee Director, Options shall be granted to Non-Employee Directors under the terms and conditions of this Section 5.15 of this Plan. Unless the number of shares available under Section 4.0 of this Plan shall have been decreased to less than 50,000, immediately after each annual meeting of shareholders at which he or she is elected a director, each Non-Employee Director, as defined below, of the Company shall automatically be granted a Nonqualified Stock Option to purchase 15,000 shares of Common Stock for each year included in the term for which such he or she was elected a director at such meeting; provided, however, that if a director is appointed to fill a vacancy in the Company's Board of Directors, a Non-Employee Director shall be granted a Nonqualified Stock Option to purchase that number of shares of Common Stock equal to 15,000 multiplied by a fraction, the numerator of which shall be equal to the number of months from the date of his or her appointment until the next regularly scheduled annual meeting of shareholders at which directors are to be elected (as determined by the Company's bylaws and rounded to the nearest whole number) and the denominator of which shall be twelve (12). "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Exchange Act as such rule is in effect on the date this Plan is approved by the shareholders of the Company, as it may be amended from time to time, or any successor rule or rules.

           5.15.2 Option Price. The option price for the Options granted under
Section 5.15 shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the Date of Grant, as determined by the Plan Administrators in good faith in accordance with the definition set forth in Section 2.4 of this Plan. Each such Option shall have a four-year term from the Date of Grant, unless earlier terminated pursuant to Section 5.8.

           5.15.3 Vesting Schedule. No Option shall be exercisable by a Non-Employee Director until it has vested. For Options granted in connection with the election of a director at an annual meeting of shareholders, each Option shall vest as to 15,000 shares of Common Stock for each year of service as a director on each anniversary date of the annual meeting. For Options granted in connection with the appointment of a director, each Option shall vest as to 15,000 shares of Common Stock for each year of service as a director on each anniversary date of such appointment.


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           5.16   Common Stock Repurchase Rights

           5.16.1 Repurchase Option. At the sole discretion of the Plan Administrators, each Option granted under this Plan may contain repurchase provisions pursuant to which, after exercise of the Option, the Company is granted an irrevocable, exclusive option ("Repurchase Option") to purchase from Optionee the Common Stock issued upon exercise of the Option. If the Plan Administrators determine that Options granted under the Plan will be subject to a Repurchase Option, Service Providers shall be notified by the Plan Administrators of the terms, conditions and restrictions of the Repurchase Option by means of a Restricted Stock Purchase Agreement, and Options shall be accepted by Service Providers by execution of a Restricted Stock Purchase Agreement in the form determined by the Plan Administrators. Unless the Plan Administrators determine otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability).

           5.16.2 Purchase Price and Duration. The purchase price for shares of Common Stock repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price per share paid by the purchaser, plus an amount equal to any federal or state income tax liability incurred by purchaser upon exercise of a Nonqualified Stock Option. The purchase price may be paid by cancellation of any indebtedness of the purchaser to the Company. The Repurchase Option shall lapse after one year following the date of exercise, unless the repurchase period is shortened in accordance with a schedule determined by the Plan Administrators.

           5.16.3 Escrow of Shares. The Restricted Stock Purchase Agreement may also provide that the shares of Common Stock be delivered and deposited with an escrow holder designated by the Company until such time as the Repurchase Option expires.

           5.16.4 Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

           5.16.5 Rights as a Shareholder. Once the Option is exercised and unless and until the Repurchase Option is exercised by the Company, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.

           5.17      Common Stock Resale Restrictions

           5.17.1 Resale Restrictions. At the sole discretion of the Plan Administrators, each Option granted under this Plan may contain resale provisions pursuant to which, after exercise of the Option, the purchaser of the Common Stock issued upon exercise of the Option shall be limited to sales of Common Stock sold for the account of the purchaser or an affiliate of the purchaser in an amount which shall not exceed 250,000 shares of Common Stock during any three-month period.

           5.17.2 Duration. The Resale Restriction may continue for as long as the purchaser beneficially owns the Common Stock issued upon exercise of the Option, unless the Resale Restriction is shortened in accordance with a schedule determined by the Plan Administrators.


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

6.0        EFFECTIVE DATE; TERM

           6.1 This Plan shall be effective as of October 30, 1998. The Plan shall include all options granted by Plan Administrators prior to the effective date of the Plan, in accordance with the effective Date of Grant and other terms of each agreement with Optionee. Incentive Stock Options may be granted by the Plan Administrators from time to time thereafter until October 30, 2003. Nonqualified Stock Options may be granted until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Option granted prior to such termination. Any Incentive Stock Options granted by the Plan Administrators prior to the approval of this Plan by a majority of the shareholders of the Company shall be granted subject to ratification of this Plan by the shareholders of the Company within 12 months after this Plan is adopted by the Board, and if shareholder ratification is not obtained, each and every Incentive Stock Option shall become a Nonqualified Stock Option.


7.0        NO OBLIGATIONS TO EXERCISE OPTION

           7.1 The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.


8.0        NO RIGHT TO OPTIONS OR TO EMPLOYMENT, CONTRACTUAL OR DIRECTOR
           RELATIONSHIP

           8.1 Except as provided in Section 5.15 above, whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrators, and nothing contained in this Plan shall be construed as giving any person or Service Provider any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or any Related Corporation will employ, contract with, or use any efforts to cause to continue service as a director by, an Optionee for any length of time.


9.0        APPLICATION OF FUNDS

           9.1 The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.


10.0       INDEMNIFICATION OF PLAN ADMINISTRATOR

           10.1 In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrators shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof, provided that such settlement is approved by independent legal counsel selected by the Company, except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrators member is liable for willful misconduct; provided, that within 15 days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the

Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.


11.0       AMENDMENT OF PLAN

           11.1 Except as otherwise provided above in Section 5.15, the Plan Administrators may, at any time, modify, amend or terminate this Plan and Options granted under this Plan; provided, that no amendment with respect to an outstanding Option shall be made over the objection of the Optionee thereof; and provided further, that if required in order to keep the Plan in full compliance with the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3, as amended, or any successor rule or rules, or any other rules or regulations of the Securities and Exchange Commission, a national exchange, the Nasdaq Stock Market, the NASD Bulletin Board, or other regulatory authorities, amendments to this Plan shall be subject to approval by the Company's shareholders in compliance with the requirements of any such rules or regulations.

           Without limiting the generality of the foregoing, the Plan Administrators may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

           Date Approved by Board of Directors of Company:  October 30, 1998

                                           Plenum Communications, Inc.

                                           ------------------------------------
                                           by:
                                                  Corporate Secretary

                           PLENUM COMMUNICATIONS, INC.

                             STOCK OPTION AGREEMENT


NEITHER THIS OPTION NOR THE UNDERLYING SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"). THIS OPTION OR THE UNDERLYING COMMON SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS:
(i) THERE IS AN EFFECTIVE REGISTRATION COVERING THE OPTION OR SHARES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT AND APPLICABLE STATES SECURITIES LAWS;
(ii) THE COMPANY FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATES SECURITIES LAWS; OR, (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.


BETWEEN:

                                                        ("Optionee")

AND

Plenum Communications, Inc.                             ("Company")
a Minnesota corporation


1.0        RECITALS

           1.1 The Company has adopted the 1998 Stock Option Plan ("Plan"), incorporated herein by reference, that provides for the grant of options to purchase shares of Common Stock ("Shares") of the Company. Unless otherwise defined in this Agreement, the terms defined in the Plan shall have the same defined meanings in this Agreement.


2.0        NOTICE OF GRANT

           2.1 Optionee has been granted an option to purchase Shares of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

           GRANT NUMBER:
                                              -------------------------
           DATE OF GRANT:
                                              -------------------------
           VESTING COMMENCEMENT DATE:
                                              -------------------------
           EXERCISE PRICE PER SHARE:
                                              -------------------------
           TOTAL NUMBER OF SHARES GRANTED:
                                              -------------------------
           TOTAL EXERCISE PRICE:            $
                                              -------------------------

           TYPE OF OPTION:                    ___  Incentive Stock Option

                                              ___  Nonqualified Stock Option

           EXPIRATION DATE:
                                              -------------------------

           VESTING SCHEDULE: This Option may be exercised, in whole or in part, in accordance with the following schedule: 25% of the Shares subject to the Option shall immediately vest and be exercisable after two (2) years following the date of grant, 50% of the Shares subject to the Option shall be fully vested and be exercisable after three (3) years following the date of grant, 75% of the Shares subject to the Option shall be fully vested and be exercisable after four
(4) years following the date of grant, and 100% of the Shares subject to the Option shall be fully vested and be exercisable after five (5) years following the date of grant.

           TERMINATION PERIOD: This Option may be exercised for 30 days after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Expiration Date as provided above.


3.0        GRANT OF OPTION

           3.1 Subject to the terms and conditions of the Plan and of this Agreement, the Plan Administrators of the Company grant to the Optionee named above an option ("Option") to purchase the number of Shares, as set forth above in Section 2.0 entitled "Notice of Grant", at the exercise price per share set forth above in Notice of Grant ("Exercise Price"). Subject to any mutual amendments of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

           3.2 If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonqualified Stock Option ("NQO").


4.0        EXERCISE OF OPTION

           4.1 Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth above in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

           4.2 Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A ("Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised ("Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised

Shares. This Option shall be deemed to be exercised upon receipt by the Company of the fully executed Exercise Notice accompanied by the aggregate Exercise Price.


5.0        COMPLIANCE WITH APPLICABLE LAW

           5.1 No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable state or federal law, including securities laws, corporate laws, the Code or any stock exchange or quotation system. If the Plan Administrators at any time determine that registration or qualification of the Shares or the Option under state or federal law, or the consent approval of any governmental regulatory body is necessary or desirable, then the Option may not be exercised, in whole or in part, until such registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators. Assuming compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

           5.2 If required by the Company at the time of any exercise of the Option in order to comply with federal or state securities laws, as a condition to such exercise, the Employee shall enter into an agreement with the Company in form satisfactory to counsel for the Company by which the Employee: (i) shall represent that the Shares are being acquired for the Employee's own account for investment and not with a view to, or for sale in connection with, any resale or distribution of such Shares; and, (ii) shall agree that if the Employee should decide to sell, transfer, or otherwise dispose of any such Shares, the Employee may do so only if the Shares are registered under the Securities Act and the relevant state securities law, unless, in the opinion of counsel for the Company, such registration is not required, or the transfer is pursuant to the Securities and Exchange Commission Rule 144.


6.0        METHOD OF PAYMENT

           6.1 Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

           (a) cash;

           (b) certified or cashier's check;

           (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

           (d) with the Plan Administrator's consent, surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and
(ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

           (e) with the Plan Administrator's consent, delivery of Optionee's promissory note (the "Note") in the form approved by Plan Administrators, in the amount of the aggregate Exercise Price of the Exercised Shares and any associated withholding taxes incurred in connection with the exercise, together with the execution and delivery by the Optionee of a Security Agreement in the form approved by Plan Administrators. The Note shall bear interest at the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

7.0        NON-TRANSFERABILITY OF OPTION

           7.1 This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.


8.0        TERM OF OPTION

           8.1 This Option may be exercised only within the term set forth above in the Notice of Grant, and may be exercised during that term only in accordance with the Plan and the terms of this Option Agreement.

9.0        TAX CONSEQUENCES

           Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

           9.1   Exercising the Option.

           9.1.1 Nonqualified Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NQO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if these withholding amounts are not delivered at the time of exercise.

           9.1.2 Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option on the date three (3) months and one (1) day following this change of status.

           9.2   Disposition of Shares.

           9.2.1 NQO. If the Optionee holds NQO Shares for at least one year, except for that portion treated as compensation income at the time of exercise, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

           9.2.2 ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (i) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (ii) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

           9.3 Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of the disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.


10.0       RESALE RESTRICTIONS

           10.1 Optionee acknowledges and agrees that Optionee, together with Optionee's affiliates and donees, will not sell or otherwise transfer or dispose of Shares of the Company issued upon exercise of this Option in an amount which shall exceed 250,000 Shares during any three-month period. Shares which are bona fide pledged, when sold by the pledgee, or by a purchaser, after a default in the obligation secured by the pledge shall be deemed to be excluded from this limitation.

           10.2 Optionee acknowledges and agrees that whatever period determined appropriate by the Company, underwriter, or federal and state regulatory officials including, but not limited to, the Securities and Exchange Commission, National Association of Securities Dealers and NASDAQ, following the effective date of a registration statement of the Company covering common stock (or other securities) of the Company to be sold on its behalf in an underwriting, Optionee will not sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) Shares of the Company held by Optionee at any time during such period except securities included in that registration.

           10.3 Optionee acknowledges and agrees that if for purposes of a registration statement of the Company the underwriter or federal or state regulatory officials fix a specific Common Stock or Option lockup period, such fixed lockup period shall apply to Optionee under this Agreement.


11.0       NO GUARANTEE OF CONTINUED SERVICE

           11.1 Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting schedule set forth in this Agreement is earned only by continuing as a Service Provider at the will of the Company, and not through the act of being hired, being granted an option or purchasing shares under this Agreement. Optionee further acknowledges and agrees that this Agreement, the transactions contemplated and the vesting schedule set forth in it do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with Optionee's right or the Company's right to terminate Optionee's relationship as a Service Provider at any time, with or without cause.

12.0       SIGNATURES

Dated                          ,1998
      -----------------------

PLENUM COMMUNICATIONS, INC.


By:
   ---------------------------------------
           Allen Ringer, President


Optionee acknowledges and represents that he or she has received a copy of the Plan, has reviewed the Plan and this Agreement in their entirety, is familiar with its and fully understands its terms and provisions. Optionee accepts this Option subject to all the terms and provisions of the Plan and this Agreement. Optionee has had an opportunity to obtain the advice of counsel prior to executing this Agreement. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrators upon any questions arising under the Plan and Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated on the first page of this Agreement.

Dated:                         ,1998
      ------------------------

OPTIONEE:


-----------------------------------
Signature


-----------------------------------
Print Name


                                CONSENT OF SPOUSE

           The undersigned spouse of Optionee has read and approves the terms and conditions of the Plan and this Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Agreement, the undersigned agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Agreement.



-----------------------------------
Spouse of Optionee

                                                                       EXHIBIT A

                                 1998 STOCK PLAN
                                 EXERCISE NOTICE

TO:        PLENUM COMMUNICATIONS, INC.

Attention: Corporate Secretary

           1.0 Exercise of Option. Effective as of today, ________________, 199__, the undersigned ("Purchaser") hereby elects to purchase ______________ shares ("Shares") of the Common Stock of Plenum Communications, Inc.("Company") pursuant to the 1998 Stock Option Plan ("Plan") and the Stock Option Agreement dated __________,1998 ("Agreement"). Purchaser herewith delivers to the Company the full purchase price for the Shares of $_____________, as required by the Agreement.

           2.0 Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

           3.0 Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Plan.

           4.0 Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

Submitted by:                          Accepted by:

PURCHASER:                             PLENUM COMMUNICATIONS, INC.

----------------------------------     ----------------------------------
Signature                              By


----------------------------------     ----------------------------------
Print Name                             Its

Address:                               Address:

----------------------------------     3003 80th Avenue SE
----------------------------------     Mercer Island, WA  98040
----------------------------------
                                       Date Received: